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                                SERV-TECH, INC.

                         1995 LONG TERM INCENTIVE PLAN

     1. Purpose. The purpose of the 1995 Long Term Incentive Plan (the "Plan") is to advance the interests of Serv-Tech, Inc. (the "Company") and its shareholders by providing incentives to certain key employees of the Company and its affiliates and to certain other key individuals who perform services for these entities, including those who contribute significantly to the strategic and long term performance objectives and growth of the Company and its affiliates.

     2. Administration. The Plan shall be administered solely by the Long Term Incentive Plan Administrative Committee (the "Committee") of the Board of Directors (the "Board") of the Company, as such Committee is from time to time constituted, or any successor committee the Board may designate to administer the Plan; provided that if at any time Rule 16b-3 or any successor rule ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), so permits without adversely affecting the ability of the Plan to comply with the conditions for exemption from Section 16 of the Exchange Act (or any successor provision) provided by Rule 16b-3, the Committee may delegate the administration of the Plan in whole or in part, on such terms and conditions, and to such person or persons as it may determine in its discretion, as it relates to persons not subject to Section 16 of the Exchange Act (or any successor provision). The membership of the Committee or such successor committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3. No member of the Committee shall be eligible or have been eligible within one year prior to his appointment to receive awards under the Plan ("Awards") or to receive awards under any other plan, program or arrangement of the Company or any of its affiliates if such eligibility would cause such member to cease to be a "disinterested person" under Rule 16b-3; provided that if at any time Rule 16b-3 so permits without adversely affecting the ability of the Plan to comply with the conditions for exemption from Section 16 of the Exchange Act (or any successor provision) provided by Rule 16b-3, one or more members of the Committee may cease to be "disinterested persons."

     The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority (except as may be delegated as permitted herein) to select the key employees and other key individuals to be granted Awards under the Plan, to determine the type, size and terms of the Award to be made to each individual selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to eligible individuals located outside the United States and to prescribe the form of the instruments embodying Awards made under the Plan. The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determination, which it deems necessary or desirable for the administration of the Plan. The Committee (or its delegate as permitted herein) may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee (or its delegate as permitted herein) in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made or to be made to Plan participants. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or as expressly provided by statute. Determinations to be made by the Committee under the Plan may be made by its delegates.

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     3.  Participation.

     (a) Affiliates. If an Affiliate (as hereinafter defined) of the Company wishes to participate in the Plan and its participation shall have been approved by the Board upon the recommendation of the Committee, the board of directors or other governing body of the Affiliate shall adopt a resolution in form and substance satisfactory to the Committee authorizing participation by the Affiliate in the Plan with respect to its key employees or other key individuals performing services for it. As used herein, the term "Affiliate" means any entity in which the Company has a substantial direct or indirect equity interest or which has a substantial direct or indirect equity interest in the Company, as determined by the Committee in its discretion.

     An Affiliate participating in the Plan may cease to be a participating company at any time by action of the Board or by action of the board of directors or other governing body of such Affiliate, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the Affiliate's board of directors or other governing body taking such action. If the participation in the Plan of an Affiliate shall terminate, such termination shall not relieve it of any obligations theretofore incurred by it, except as may be approved by the Committee in its discretion.

     (b) Participants. Consistent with the purposes of the Plan, the Committee shall have exclusive power (except as may be delegated as permitted herein) to select the key employees and other key individuals performing services for the Company, including consultants or independent contractors and others who perform services for the Company and its Affiliates who may participate in the Plan and be granted Awards under the Plan. Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion. No director of the Company, unless he is an employee of the Company or is an officer or director of an Affiliate, shall be eligible to receive an Award under the Plan. In no event may a corporation be eligible to receive an award under the Plan.

     4.  Awards under the Plan.

     (a) Types of Awards. Awards under the Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) "Stock Options," (ii) "Stock Appreciation Rights,"
(iii) "Restricted Stock," (iv) "Performance Grants" and (v) any other type of Award deemed by the Committee in its discretion to be consistent with the purposes of the Plan (including but not limited to, Awards of or options or similar rights granted with respect to unbundled stock units or components thereof, and Awards to be made to participants who are foreign nationals or are employed or performing services outside the United States). Stock Options, which include "Non-Qualified Stock Options" and "Incentive Stock Options" or combinations thereof, are rights to purchase common shares of the Company and stock of any other class into which such shares may thereafter be changed (the "Common Shares"). Non-Qualified Stock Options and Incentive Stock Options are subject to the terms, conditions and restrictions specified in Paragraph 5. Stock Appreciation Rights are rights to receive (without payment to the Company) cash, Common Shares, other Company securities (which may include, but need not be limited to, unbundled stock units or components thereof, debentures, preferred stock, warrants, securities convertible into Common Shares or other property, and other types of securities including, but not limited to, those of the Company or an Affiliate, or any combination thereof ("Other Company Securities")) or property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Common Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject to the terms, conditions and restrictions specified in Paragraph 6. Shares of Restricted Stock are Common Shares which are issued subject to certain restrictions pursuant to Paragraph 7. Performance Grants are contingent awards subject to the terms, conditions and restrictions described in Paragraph 8, pursuant to which the participant may become entitled to receive cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee. Without limiting the generality of the foregoing, the Committee is authorized to grant Awards that do not comply with the requirements of Rule 16b-3, except to the extent the grant of such Awards adversely affects the compliance of the Plan with Rule 16b-3.

     (b) Maximum Number of Shares that May Be Issued. There may be issued under the Plan (as Restricted Stock, in payment of Performance Grants, pursuant to the exercise of Stock Options or Stock

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Appreciation Rights, or in payment of or pursuant to the exercise of such other
Awards as the Committee, in its discretion, may determine) an aggregate of not more than 300,000 Common Shares, subject to adjustment as provided in Paragraph
15. Common Shares issued pursuant to the Plan may be either authorized but unissued shares, treasury shares, re-acquired shares, or any combination thereof. If any Common Shares issued as Restricted Stock or otherwise subject to repurchase or forfeiture rights are re-acquired by the Company pursuant to such rights, or if any Award is cancelled, terminates or expires unexercised, any Common Shares that would otherwise have been issuable pursuant thereto will be available for issuance under new Awards to the extent permitted by Rule 16b-3.

     (c) Rights with respect to Common Shares and Other Securities.

          (i) Unless otherwise determined by the Committee in its discretion, a participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a participant's rights pursuant to the Plan) shall have, after issuance of a certificate or copy thereof for the number of Common Shares awarded and prior to the expiration of the Restricted Period or the earlier repurchase of such Common Shares as herein provided, ownership of such Common Shares, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Common Shares (provided that such Common Shares, and any new, additional or different shares, or Other Company Securities or property, or other forms of consideration which the participant may be entitled to receive with respect to such Common Shares as a result of a stock split, stock dividend or any other event of the kind described in Paragraph 15, shall be subject to the restrictions hereinafter described as determined by the Committee in its discretion), subject, however, to the options, restrictions and limitations imposed thereon pursuant to the Plan. Notwithstanding the foregoing, unless otherwise determined by the Committee in its discretion, a participant with whom an Award agreement is made to issue Common Shares in the future, shall have no rights as a shareholder with respect to Common Shares related to such agreement until issuance of a certificate to him.

          (ii) Unless otherwise determined by the Committee in its discretion, a participant to whom a grant of Stock Options, Stock Appreciation Rights, Performance Grants or any other Award is made (and any person succeeding to such a participant's rights pursuant to the Plan) shall have no rights as a stockholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him for such Common Shares or other instrument of ownership, if any. Except as provided in Paragraph 15, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.

          (iii) For purposes of the Plan, and only with respect to Common Shares, the term "fair market value" on any date shall mean (A) if the Common Shares are listed or admitted to trade on a national securities exchange or national market system, the closing price of the Common Shares, as published in the "Wall Street Journal" or, if there is no trading on the common Shares on such date, then the closing price of the Common Shares on the next preceding date on which there was trading in such shares; (B) if the Common Shares are not listed or admitted to trade on a national securities exchange or national market system, the mean between the bid and asked price for the Common Shares on such date, as furnished by the National Association of Securities Dealers, Inc., through NASDAQ or a similar organization if NASDAQ is no longer reporting such information; or
     (C) if the Common Shares are not listed or admitted to trade on a national securities exchange or national market system and if bid and asked prices for the Common Shares are not so furnished through NASDAQ or a similar organization, the value established by the Committee for purposes of granting stock options under the Plan. In addition to the above rules, far market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

     5. Stock Options. The Committee may grant Stock Options either alone, or in conjunction with Stock Appreciation Rights, Reload Stock Options, Performance Grants or other Awards, either at the time of grant or by amendment thereafter, provided that an Incentive Stock Option may be granted only to an eligible

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employee of the Company or its parent or subsidiary corporation. Each Stock
Option (referred to herein as an "Option") granted under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

     (a) The option price may be less than, equal to, or greater than, the fair market value of the Common Shares subject to such Option at the time the Option is granted, as determined by the Committee, but in no event will such option price be less than 50% of the fair market value of the underlying Common Shares at the time the Option is granted; provided, however, that in the case of an Option granted retroactively in tandem with or as a substitution for another Award, the option price shall be not less than 50% of the fair market value of the underlying Common Shares on the date of such other Award; and provided further that in the case of an Incentive Stock Option granted to an eligible employee of the Company, the option price shall not be less than the fair market value of the Common Shares subject to such Option at the time the Option is granted, or if granted to such an employee who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of its parent or subsidiary (a "Ten Percent Employee"), such option price shall not be less than 110% of such fair market value at the time the Option is granted.

     (b) The Committee shall determine the number of Common Shares to be subject to each Option. The number of Common Shares subject to an outstanding Option may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Option are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, received pursuant to exercise of a Stock Appreciation Right attached to such Option, or to the extent that any other Award granted in conjunction with such Option is paid.

     (c) The Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, or (with respect to Non-Qualified Stock Options) pursuant to a qualified domestic relations order, and shall be exercisable during the grantee's lifetime only by him. Unless the Committee determines otherwise, the Option shall not be exercisable for at least six months after the date of grant, unless the grantee ceases employment or performance of services before the expiration of such six-month period by reason of his death.

     (d) The Option shall not be exercisable:

          (i) in the case of any Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Incentive Stock Option, after the expiration of ten years from the date it is granted. Any Option may be exercised during its term only at such time or times and in such installments as the Committee may establish;

          (ii) unless payment in full is made for the shares being acquired thereunder at the time of exercise; such payment shall be made in such form (including, but not limited to, cash, Common Shares, or the surrender of another outstanding Award under the Plan, or any combination thereof) as the Committee may determine in its discretion; and

          (iii) unless the person exercising the Option has been, at all times during the period beginning with the date of the grant of the Option and ending on the day three months before the date of such exercise, employed by or otherwise performing services for the Company or an Affiliate, or a corporation, or a parent or subsidiary of such corporation issuing or assuming the Option in a transaction to which Section 424(a) of the Internal Revenue Code of 1986, as amended or any successor statutory provision thereto (the "Code"), is applicable, except that

             (A) in the case of any Non-Qualified Stock Option, if such person shall cease to be employed by or otherwise performing services for the Company or an Affiliate solely by reason of a period of Related Employment as defined in Paragraph 14, he may, during such period of Related Employment, exercise the Non-Qualified Stock Option as if he continued such employment or performance of service; or

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             (B) in the case of any Non-Qualified Stock Option, if such person shall cease such employment or performance of services by reason of his disability as defined in Paragraph 12 or early, normal or deferred retirement under an approved retirement program of the Company or an Affiliate (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Option which has not expired and has not been fully exercised, such person, at any time within three years (or such other period determined by the Committee) after the date he ceased such employment or performance of services (but in no event after the Option has expired), may exercise the Option with respect to any shares as to which he could have exercised the Option on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee; or

             (C) in the case of any Non-Qualified Stock Option, if such person shall cease such employment or performance of services for reasons other than Related Employment, disability, early, normal or deferred retirement or death (as provided elsewhere) while holding an Option which has not expired and has not been fully exercised, such person or his executors, administrators, heirs, or distributees, as the case may be, may exercise the Option at any time during the period, if any, which the Committee approves (but not beyond the expiration of the Option) following the date he (or the decedent, as applicable) ceased such employment or performance of services with respect to any shares as to which he (or the decedent, as applicable) could have exercised the Option on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee; or

             (D) if any person to whom an Incentive Stock Option has been granted shall die or shall cease his employment or performance of services by reason of disability (as defined in Paragraph 12) while holding such an Option which has not expired and has not been fully exercised, he or his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such shorter period determined by the Committee) after the date of death or cessation of employment due to disability (but in no event after the Option has expired), exercise the Option with respect to any shares as to which he (or the decedent, as applicable) could have exercised such Option at the time of his death or cessation of employment due to disability, or with respect to such greater number of shares as determined by the Committee.

     (e) In the case of an Incentive Stock Option, the amount of aggregate fair market value of Common Shares (determined at the time of grant of the Option pursuant to subparagraph 5(a) of the Plan) with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all such plans of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

     (f) It is the intent of the Company that Non-Qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent. The Agreements providing Non-Qualified Stock Options shall provide that such Options are not "incentive stock options" for the purposes of Section 422 of the Code.

     (g) The Committee may award Reload Stock Options (as defined below) to any participant either in combination with other Awards or in separate Awards that grant Reload Stock Options upon exercise of outstanding stock options granted under Plan or otherwise. "Reload Stock Option" means a Stock Option (i) that is awarded, either automatically in accordance with the terms of an Award agreement or by separate Award, upon the exercise of a stock option granted under this Plan or otherwise where the option price is paid by the option holder by delivery of Common Shares, and (ii) that entitles such holder to purchase the number of Common Shares so delivered for an option price equal to the fair market value of a Common Share on the date of exercise.

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     (h) Upon the exercise of an outstanding Option, the Committee may require that the grantee receive cash or other property, as opposed to Common Shares; provided, however, that the cash or other property must be of equivalent value of the Common Shares subject to such Option.

     6. Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights either alone, or in conjunction with Stock Options, Performance Grants or other Awards, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Common Shares issuable upon exercise thereof, as the Committee in its discretion shall establish:

     (a) The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights. The number of Common Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Award of Stock Appreciation Rights are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, received pursuant to exercise of an Option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

     (b) The Award of Stock Appreciation Rights may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and shall be exercisable during the grantee's lifetime only by him. Unless the Committee determines otherwise, the Award of Stock Appreciation Rights shall not be exercisable for at least six months after the date of grant, unless the grantee ceases employment or performance of services before the expiration of such six-month period by reason of his death.

     (c) The Award of Stock Appreciation Rights shall not be exercisable:

          (i) in the case of any Award of Stock Appreciation Rights that are attached to an Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Award of Stock Appreciation Rights that are attached to an Incentive Stock Option, after the expiration of ten years from the date it is granted. Any Award of Stock Appreciation Rights may be exercised during its term only at such time or times and in such installments as the Committee may establish;

          (ii) unless (and then only to the extent) the Option or other Award to which the Award of Stock Appreciation Rights is attached, if any, is at the time exercisable; and

          (iii) unless the person exercising the Award of Stock Appreciation Rights has been, at all times during the period beginning with the date of the grant thereof and ending on the day three months before the date of such exercise, employed by or otherwise performing services for the Company or an Affiliate, or a corporation or a parent or subsidiary of such corporation, issuing or assuming the Award of Stock Appreciation Right in a transaction to which Section 424(a) of the Code, except that

             (A) in the case of any Award of Stock Appreciation Rights (other than those attached to an Incentive Stock Option), if such person shall cease to be employed by or otherwise performing services for the Company or an Affiliate solely by reason of a period of Related Employment as defined in Paragraph 14, he may, during such period of Related Employment, exercise the Award of Stock Appreciation Rights as if he continued such employment or performance of services; or

             (B) in the case of any Award of Stock Appreciation Right (other than those attached to an Incentive Stock Option), if such person shall cease such employment or performance of services by reason of his disability as defined in Paragraph 12 or early, normal or deferred retirement under an approved retirement program of the Company or an Affiliate (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such person may, at any time within three years (or such other period determined by the Committee) after the date he

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        ceased such employment or performance of services (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which he could have exercised the Award of Stock Appreciation Rights on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee; or

             (C) in the case of any Award of Stock Appreciation Right is (other than those attached to an Incentive Stock Option), if such person shall cease such employment or performance of services for reasons other than Related Employment, disability, early, normal or deferred retirement or death (as provided elsewhere) while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such person, his executors, administrators, heirs or distributees, as the case may be, may exercise the Award of Stock Appreciation Rights at any time during the period, if any, which the Committee approves (but in no event after the Award of Stock Appreciation Rights expires) following the date he or the decedent, if applicable) ceased such employment or performance of services with respect to any shares as to which he (or the decedent, if applicable) could have exercised the Award of Stock Appreciation Rights on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee; or

             (D) if any person to whom an Award of Stock Appreciation Rights that is attached to an Incentive Stock Option has been granted shall die or shall cease his employment or performance of services by reason of disability (as defined in Paragraph 12) while holding such an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, he or his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such shorter period determined by the Committee) after the date of death or cessation of employment due to disability (but in no event after such Award of Stock Appreciation Rights has expired), exercise such Award of Stock Appreciation Rights with respect to any shares as to which he (or the decedent, as applicable) could have exercised such Award of Stock Appreciation Rights at the time of his death or cessation of employment due to disability, or with respect to such greater number of shares as determined by the Committee.

     (d) An Award of Stock Appreciation Rights shall entitle the holder (or any person entitled to act under the provisions of subparagraph 6(c)(iii)(D) hereof) to exercise such Award or to surrender unexercised the Option (or other Award) to which the Stock Appreciation Right is attached (or any portion of such Option or other Award) to the Company and to receive from the Company in exchange therefor, without payment to the Company, that number of Common Shares having an aggregate value equal to the excess of the fair market value of one share, at the time of such exercise, over the exercise price (or Option Price, as the case may be) per share, times the number of shares subject to the Award of Stock Appreciation Rights or the Option (or other Award), or portion thereof, which is so exercised or surrendered, as the case may be. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right or the surrender of the unexercised Option (or other Award) to which the Stock Appreciation Right is attached, by the payment of cash or Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee, equal to the aggregate value of the Common Shares it would otherwise be obligated to deliver. Any such election by the Committee shall be made as soon as practicable after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right. The value of a Common Share, Other Company Securities or property, or other forms of payment determined by the Committee for this purpose shall be the fair market value thereof on the last business day next preceding the date of the election to exercise the Stock Appreciation Right, unless the Committee, in its discretion, determines otherwise.

     (e) A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Option (or other Award), or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in subparagraph 6(d) hereof.

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     (f) No fractional shares may be delivered under this Paragraph 6, but in lieu thereof a cash or other adjustment shall be made as determined by the Committee in its discretion.

     7. Restricted Stock. Each Award of Restricted Stock under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:

     (a) The Committee shall determine the number of Common Shares to be issued to a participant pursuant to the Award, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

     (b) Common Shares issued to a participant in accordance with the Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, or as otherwise determined by the Committee, for such period as the Committee shall determine, from the date on which the Award is granted (the "Restricted Period"). The Company will have the option, at the Committee's discretion, to repurchase the shares subject to the Award at such price as the Committee shall have fixed or to provide for forfeiture to the Company of the shares subject to the Award, which option or forfeiture may be exercisable (i) if the participant's continuous employment or performance of services for the Company and its Affiliates shall terminate for any reason, except solely by reason of a period of Related Employment as defined in Paragraph 14, or except as otherwise provided in subparagraph 7(c), prior to the expiration of the Restricted Period, (ii) if, on or prior to the expiration of the Restricted Period or the earlier lapse of such forfeiture option, the participant has not paid to the Company an amount equal to any federal, state, local or foreign income or other taxes which the Company determines is required to be withheld in respect of such shares, or (iii) under such other circumstances as determined by the Committee in its discretion. Such repurchase option or forfeiture shall be exercisable on such terms, in such manner and during such period as shall be determined by the Committee when the Award is made or as amended thereafter, except as otherwise determined in the Committee's discretion. Each certificate for Common Shares issued pursuant to a Restricted Stock Award shall bear an appropriate legend referring to the foregoing repurchase option or forfeiture and other restrictions and to the fact that the shares are partly paid, shall be deposited by the award holder with the Company, together with a stock power endorsed in blank, or shall be evidenced in such other manner permitted by applicable law as determined by the Committee in its discretion. Any attempt to dispose of any such Common Shares in contravention of the foregoing repurchase and forfeiture options and other restrictions shall be null and void and without effect. If Common Shares issued pursuant to a Restricted Stock Award shall be repurchased or forfeited pursuant to the repurchase option described above, the participant, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the Common Shares awarded to the participant, accompanied by such instrument of transfer, if any, as may reasonably be required by the Secretary of the Company. All certificate for shares of Common Shares delivered under the Plan also shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Shares are then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

     (c) If a participant who has been in continuous employment or performance of services for the Company or an Affiliate since the date on which a Restricted Stock Award was granted to him shall, while in such employment or performance of services, die, or terminate such employment or performance of services by reason of disability as defined in Paragraph 12 or by reason of early, normal or deferred retirement under an approved retirement program of the Company or an Affiliate (or such other plan or arrangement as may be approved by the Committee in its discretion, for this purpose) and any of such events shall occur after the date on which the Award was granted to him and prior to the end of the Restricted Period of such Award, the Committee may determine to cancel the repurchase option or forfeiture (and any and all other restrictions) on any or all of the Common Shares subject to such Award; and the repurchase option or forfeiture shall become exercisable at such time as to the remaining shares, if any.

     8. Performance Grants. The Award of a Performance Grant ("Performance Grant") to a participant will entitle him to receive a specified amount determined by the Committee (the "Actual Value"), if the terms and conditions specified herein and in the Award are satisfied. The Committee may grant Performance Grants either alone, or in conjunction with an Award of Stock Appreciation Rights, Restricted Stock, Options or other Awards. Each Award of a Performance Grant shall be subject to the following terms and conditions, and to such other terms and conditions, including but not limited to, restrictions upon any cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, issued in respect of the Performance Grant, as the Committee, in its discretion, shall establish, and shall be embodied in an instrument in such form and substance as is determined by the Committee:

     (a) The Committee shall determine the value or range of values of a Performance Grant to be awarded to each participant selected for an Award and whether or not such a Performance Grant is granted in conjunction with an Award of Options, Stock Appreciation Rights, Restricted Stock or other Award, or any combination thereof, under the Plan (which may include, but need not be limited to, deferred Awards) concurrently or subsequently granted to the participant (the "Associated Award"). As determined by the Committee, the maximum value of each Performance Grant (the "Maximum Value") shall be: (i) an amount fixed by the Committee at the time the Award is made or amended thereafter, (ii) an amount which varies from time to time based in whole or in part on the then current value of a Common Share, Other Company Securities or property, or other securities or property, or any combination thereof or (iii) an amount that is determinable from criteria specified by the Committee. Performance Grants may be issued in different classes or series having different names, terms and conditions. In the case of a Performance Grant awarded in conjunction with an Associated Award, the Performance Grant may be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid to or otherwise received by the participant, as determined by the Committee.

     (b) The award period ("Award Period") in respect of any Performance Grant shall be a period determined by the Committee. At the time each Award is made, the Committee shall establish performance objectives to be attained within the Award Period as the means of determining the Actual Value of such a Performance Grant. The performance objectives shall be based on such measure or measures of performance, which may include, but need not be limited to, the performance of the participant, the Company, one or more of its subsidiaries or one or more of their divisions or units, or any combination of the foregoing, as the Committee shall determine, and may be applied on an absolute basis or be relative to industry or other indices, or any combination thereof. Without limiting the generality of the foregoing, it is intended that the Committee shall establish performance goals applicable to Performance Grants granted to participants who, in the judgment of the Committee may be Covered Employees (within the meaning of Section 162(m)(3) of the Code), in such a manner as shall permit payments with respect thereto to qualify as "Performance-Based Compensation" as described in
Section 162(m)(4)(C) of the Code, and that the Committee shall otherwise satisfy any other requirements necessary to permit such payments to qualify as "Performance-Based Compensation".

     (c) The Actual Value of a Performance Grant shall be equal to its Maximum Value only if the performance objectives are attained in full, but the Committee shall specify the manner in which the Actual Value of Performance Grants shall be determined if the performance objectives are met in part. Such performance measures the Actual Value or the Maximum Value, or any combination thereof, may be adjusted in any manner by the Committee in its discretion at any time and from time to time during or as soon as practicable after the Award Period, if it determines that such performance measures, the Actual Value or the Maximum Value, or any combination thereof, are not appropriate under the circumstances.

     (d) The rights of a participant in Performance Grants awarded to him shall be provisional and may be cancelled or paid in whole or in part, all as determined by the Committee, if the participant's continuous employment or performance of services for the Company and its Affiliates shall terminate for any reason prior to the end of the Award Period, except solely by reason of a period of Related Employment as defined in Paragraph 14.

     (e) The Committee shall determine whether the conditions of subparagraph 8(a) or 8(b) hereof have been met and, if so, shall ascertain the Actual Value of the Performance Grants. If the Performance Grants have no Actual Value, the Award and such Performance Grants shall be deemed to have been cancelled and the Associated Award, if any, may be cancelled or permitted to continue in effect in accordance with its terms. If the Performance Grants have any Actual Value and:

          (i) were not awarded in conjunction with an Associated Award, the Committee shall cause an amount equal to the Actual Value of the Performance Grants earned by the participant to be paid to him or his beneficiary as provided below; or

          (ii) were awarded in conjunction with an Associated Award, the Committee shall determine, in accordance with criteria specified by the Committee (A) to cancel the Performance Grants, in which event no amount in respect thereof shall be paid to the participant or his beneficiary, and the Associated Award may be permitted to continue in effect in accordance with its terms, (B) to pay the Actual Value of the Performance Grants to the participant or his beneficiary as provided below, in which event the Associated Award may be cancelled or (C) to pay to the participant or his beneficiary as provided below, the Actual Value of only a portion of the Performance Grants, in which event a complementary portion of the Associated Award may be permitted to continue in effect in accordance with its terms, as determined by the Committee.

     Such determination by the Committee shall be made as promptly as practicable following the end of the Award Period or upon the earlier termination of employment or performance of services, or at such other time or times as the Committee shall determine, and shall be made pursuant to criteria specified by the Committee.

     Payment of any amount in respect of the Performance Grants which the Committee determines to pay as provided above shall be made by the Company as promptly as practicable after the end of the Award Period upon the earlier termination of employment or performance of services, or at such other time or times as the Committee shall determine, and may be made in cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof or in such other manner, as determined by the Committee in its discretion. Notwithstanding anything in this Paragraph 8 to the contrary, the Committee may, in its discretion, determine and pay out the Actual Value of the Performance Grants at any time during the Award Period.

     9. Deferral of Compensation. The Committee shall determine whether or not an Award shall be made in conjunction with deferral of the participant's salary, bonus or other compensation, or any combination thereof, and whether or not, among other determinations as the Committee deems appropriate, such deferred amounts may be:

          (i) forfeited to the Company or to other participants, or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company and its Affiliates),

          (ii) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures and/or

          (iii) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of the Award, if any.

     10. Deferred Payment of Awards. The Committee may specify that the payment of all or any portion of cash, Common Shares, Other Company Securities or property, or any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Committee shall determine in its discretion. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Common Shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return, or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Committee in its discretion. In addition, a participant may elect to defer payment of all or any portion of the amounts or property payable under an Award pursuant to the provisions of any Company deferred compensation plan.

     11. Amendment or Substitution of Awards under the Plan. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder, or reduction of the Option Price of an Option or exercise price of an Award of Stock Appreciation Rights); provided that no such amendment shall adversely affect in a material manner any right of a participant under the Award without his written consent, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the participant's position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the Company, or any subsidiary, affiliate, division or department thereof, on the Plan or on any Award under the Plan. The Committee may, in its discretion, permit holders of Awards under the Plan to surrender all or part of outstanding Awards in order to exercise or realize the rights under other Awards, or to exchange for the grant of new Awards, or require holders of Awards to surrender all or part of outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

     12. Disability. For the purposes of this Plan, a participant shall be deemed to have terminated his employment or performance of services for the Company and its Affiliates by reason of disability, if the Committee shall determine that he is permanently and totally disabled within the meaning of Section 22(e)(3) of the Code.

     13. Termination of a Participant. For all purposes under the Plan, the Committee shall determine whether a participant has terminated employment by or the performance of services for the Company or an Affiliate, provided that transfers between the Company and an Affiliate or between Affiliates, and approved leaves of absence shall not be deemed such a termination.

     14. Related Employment. For the purposes of this Plan, Related Employment shall mean the employment or performance of services by an individual for an employer that is neither the Company nor an Affiliate, provided that (i) such employment or performance of services is undertaken by the individual at the request of the Company or an Affiliate, (ii) immediately prior to undertaking such employment or performance of services, the individual was employed by or performing services for the Company or an Affiliate or was engaged in Related Employment as herein defined and (iii) such employment or performance of services is in the best interests of the Company and is recognized by the Committee, in its discretion, as Related Employment for purposes of this Paragraph 14. The death or disability of an individual during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of disability had occurred while the individual was employed by or performing services for the Company or an Affiliate.

     15. Dilution and Other Adjustments. In the event of any change in the outstanding Common Shares of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, liquidation, rights offering, share offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, any distribution to stockholders other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires an adjustment in the terms of any Award or the number of Common Shares available for Awards, such adjustment may be made by the Committee and shall be final, conclusive and binding for all purposes of the Plan.

     16. Designation of Beneficiary by Participant. A participant may name a beneficiary to receive any payment to which he may be entitled in respect of any Award under the Plan in the event of his death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion. The Committee reserves the right to review and approve beneficiary designations. A participant may change his beneficiary from time to time in the same manner, unless such participant has made an irrevocable designation. Any designation of beneficiary under the Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated beneficiary survives the participant and is living on the date on which any amount becomes payable to such participant's beneficiary, such payment will be made to the legal representatives of the participant's estate, and the term "beneficiary" as used in the Plan shall be deemed to include such person or persons. If there is any question as to the legal right of any beneficiary to receive a distribution under the Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the participant, in which event the Company, the Board and the Committee and the members thereof will have no further liability to anyone with respect to such amount.

     17.  Change in Control.

     (a) Upon any Change in Control:

          (i) each Stock Option and Stock Appreciation Right that is outstanding on the date of such Change in Control shall be exercisable in full immediately;

          (ii) except with respect to Paragraph 7(b)(ii), all restrictions with respect to Restricted Stock shall lapse immediately, and the Company's right to repurchase or forfeit any Restricted Stock outstanding on the date of such Change in Control shall thereupon terminate and the certificates representing such Restricted Stock and the related stock powers shall be promptly delivered to the Participants entitled thereto; and

          (iii) for Awards based primarily on the measure of performance of the Company as a whole, all Award Periods for the purposes of determining the amounts of Awards of Performance Grants shall end as of the end of the calendar quarter immediately preceding the date of such Change in Control, and the amount of the Award payable shall be the portion of the maximum possible Award allocable to the portion of the Award Period that had elapsed and the results achieved during such portion of the Award Period. For Awards based primarily on the measure of performance of the participant of one or more of the Company's subsidiaries, divisions, or units, but not the Company as a whole, the effect on the Award Period and amount of Award payments, if any, in the event of a Change in Control, shall be as indicated by the terms of the Performance Grant Award.

     (b) For this purpose, a Change in Control shall be deemed to occur when and only when any of the following events first occurs:

          (i) any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding voting securities; or

          (ii) three or more directors, whose election or nomination for election is not approved by a majority of the Incumbent Board (as hereinafter defined), are elected within any single 24-month period to serve on the Board of Directors; or

          (iii) members of the Incumbent Board cease to constitute a majority of the Board of Directors without the approval of the remaining members of the Incumbent Board; or

          (iv) any merger (other than a merger where the Company is the survivor and there is no accompanying Change in Control under subparts (i), (ii) or
     (iii) of this Subparagraph 17(b)), consolidation, liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to subpart (i) of this Subparagraph 17(b) solely because 25 percent or more of the combined voting power of the Company's outstanding securities is acquired by one or more employee benefit plans maintained by the Company or by any other employer the majority interest in which is held, directly or indirectly, by the Company. For purposes of this Section 17, the terms "person" and "beneficial owner" shall have the meaning set forth in Sections 3(a) and 13(d) of the Exchange Act, and in the regulations promulgated thereunder, as in effect on April 1, 1995; and the term "Incumbent Board" shall mean (A) the members of the Board of Directors of the Company on April 1, 1995, to the extent that they continue to serve as members of the Board of Directors, and (B) any individual who becomes a member of the Board of Directors after April 1, 1995, if his election or nomination for election as a director was approved by a vote of at least three-quarters of the then Incumbent Board.

     (c) If, as a result of a Change in Control, a participant is no longer employed by or performing services for the company and Awards held by the participant are deemed "excess parachute payments", as that term is defined in
Section 280G (b) of the Code, the Company will reimburse the participant for any excise taxes imposed on such "excess parachute payments" pursuant to Section 4999 of the Code.

     18.  Miscellaneous Provisions.

     (a) No employee or other person shall have any claim or right to be granted an Award under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of services by any participant at any time and for any reason is specifically reserved.

     (b) No participant or other person shall have any right with respect to the Plan, the Common Shares reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

     (c) Except as may be approved by the Committee where such approval shall not adversely affect compliance of the Plan with Rule 16b -3 under the Exchange Act (or, with respect to Incentive Stock Options, under Section 422 of the
Code), a participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, provided, however, that any Option or similar right (including, but not limited to, a Stock Appreciation Right) offered pursuant to the Plan shall not be transferable other than by will or the laws of descent and distribution, or (with the exception of Incentive Stock Options and Awards attached to an Incentive Stock Option) pursuant to a qualified domestic relations order, and shall be exercisable during the participant's lifetime only by him (except to the extent it is transferred pursuant to a qualified domestic relations order).

     (d) No Common Shares, Other Company Securities or property, other securities or property, or other forms of payment shall be issued hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

     (e) It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3; provided, however, that nothing herein shall prevent the Committee from amending an Award granted hereunder in a manner that causes such Award not to comply with Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers and directors subject to
Section 16 of the Exchange Act, without so restricting, limiting or conditioning the Plan with respect to other participants.

     (f) The Company and its Affiliates shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit an eligible participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value equal to the amount of such taxes.

     (g) The expenses of the Plan shall be borne by the Company. However, if an Award is made to an individual employed by or performing services for an
Affiliate:

          (i) if such Award results in payment of cash to the participant, such Affiliate shall pay to the Company an amount equal to such cash payment unless the Committee shall otherwise determine in its discretion;

          (ii) if the Award results in the issuance by the Company to the participant of Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, such Affiliate shall, unless the Committee shall otherwise determine in its discretion, pay to the Company an amount equal to the fair market value thereof, as determined by the Committee, on the date such shares, other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, are issued (or, in the case of the issuance of Restricted Stock or of Common Shares, Other Company Securities or property, or other securities or property, or other forms of payment subject to transfer and forfeiture conditions, equal to the fair market value thereof on the date on which they are no longer subject to applicable restrictions), minus the amount, if any, received by the Company in respect of the purchase of such Common Shares, Other Company Securities or property, other securities or property or other forms of payment, or any combination thereof, all as the Committee shall determine in its discretion; and

          (iii) the foregoing obligations of any such Affiliate entity shall survive and remain in effect and binding on such entity even if its status as an Affiliate of the Company should subsequently cease, except as otherwise agreed by the Company and the entity.

     (h) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and rights to the payment of Awards shall be no greater than the rights of the Company's general creditors.

     (i) By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken by the Company, the Board or the Committee or its delegates.

     (j) Fair market value in relation to Common Shares, Other Company Securities or property, other securities or property or other forms of payment of Awards under the Plan, or any combination thereof, as of any specific time shall mean such value as determined by the Committee in accordance with applicable law.

     (k) The masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

     (l) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder or any Common Shares issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act (or any successor provision) or any other applicable statute, rule or regulation.

     (m) The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Texas.

     19. Plan Amendment or Suspension. The Plan may be amended or suspended in whole or in part at any time and from time to time by the Board, but no amendment shall be effective unless and until the same is approved by shareholders of the Company where the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 under the Exchange Act and with other applicable law. No amendment of the Plan shall adversely affect in a material manner any right of any participant with respect to any Award theretofore granted without such participant's written consent, except as permitted under Paragraph 11.

     20. Plan Termination. This Plan shall terminate upon the earlier of the following dates or events to occur:

     (a) upon the adoption of a resolution of the Board terminating the Plan; or

     (b) ten years from the date the Plan is initially approved and adopted by the shareholders of the Company in accordance with Paragraph 21 hereof; provided, however, that the Board may, prior to the expiration of such ten-year period, extend the term of the Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options.

     No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan except that subsequent to termination of the Plan, the Committee may make amendments permitted under Paragraph 11. After termination of the Plan, no further Awards may be granted other than Reload Stock Options granted in accordance with the terms of any Award granted prior to termination of the Plan.

     21. Shareholder Adoption. The Plan shall be submitted to the shareholders of the Company for their approval and adoption at a meeting to be held on or before June 1, 1995, or at any adjournment thereof. The Plan shall not be effective and no Award shall be made hereunder unless and until the Plan has been so approved and adopted. The shareholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the State of Texas and the applicable Federal securities laws.

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